                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the Common Shares, without par value, of Dominion Homes, Inc. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 13th day of August, 1997.

                                        BORROR REALTY COMPANY

                                        By: /s/ Robert A. Meyer, Jr.
                                           -------------------------------------
                                           Robert A. Meyer, Jr.
                                           Vice President and Secretary

                                        /s/ David S. Borror
                                        ----------------------------------------
                                        David S. Borror

                                        /s/ Douglas G. Borror
                                        ----------------------------------------
                                        Douglas G. Borror

                                        /s/ Donald A. Borror
                                        ----------------------------------------
                                        Donald A. Borror

                                        /s/ Terry E. George
                                        ----------------------------------------
                                        Terry E. George


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